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
                                                                     Exhibit 12

CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In thousands except ratios)




                                                                     SUCCESSOR                        |       PREDECESSOR
                                                       ---------------------------------------------- |  ---------------------
                                                       Three months ended        March 27, 1997 to    |     Feb 2, 1997 to
                                                          May 2, 1998               May 3, 1997       |     March 26, 1997
                                                       -------------------      --------------------- |  ---------------------
                                                                                                      |
                                                                                                      |
Fixed Charges:                                                                                        |
  Interest expense                                           $ 5,514                    $ 1,477       |          $ 1,711
  Portion of rent expense                                                                             |
    representing interest                                        742                        180       |              321
                                                             -------                    -------       |          -------
                                                               6,256                      1,657       |            2,032
                                                             =======                    =======       |          =======
                                                                                                      |
                                                                                                      |
                                                                                                      |
Earnings:                                                                                             |
  Income (loss)  before income taxes                           2,654                      1,355       |           (2,942)
  Fixed charges                                                6,256                      1,657       |            2,032
                                                             -------                    -------       |          -------
                                                             $ 8,910                    $ 3,012       |          $  (910)
                                                             =======                    =======       |          =======
                                                                                                      |
                                                                                                      |
Ratio (deficiency) of earnings to fixed charges                  1.4x                       1.8x      |          $(2,942)
                                                             =======                    =======       |          =======

                                                                        SUCCESSOR                     |      PREDECESSOR
                                                       ---------------------------------------------- |  ---------------------
                                                       Six months ended          March 27, 1997 to    |      Nov 3, 1996 to
                                                          May 2, 1998               May 3, 1997       |     March 26, 1997
                                                       -------------------      --------------------- |  ---------------------
                                                                                                      |
                                                                                                      |
Fixed Charges:                                                                                        |
  Interest expense                                           $10,798                    $ 1,477       |          $ 3,188
  Portion of rent expense                                                                             |
    representing interest                                      1,497                        180       |              842
                                                             -------                    -------       |          -------
                                                              12,295                      1,657       |            4,030
                                                             =======                    =======       |          =======
                                                                                                      |
                                                                                                      |
                                                                                                      |
Earnings:                                                                                             |
  Income (loss)  before income taxes                           4,028                      1,355       |           (1,881)
  Fixed charges                                               12,295                      1,657       |            4,030
                                                             -------                    -------       |          -------
                                                             $16,323                    $ 3,012       |          $ 2,149
                                                             =======                    =======       |          =======
                                                                                                      |
                                                                                                      |
Ratio (deficiency) of earnings to fixed charges                  1.3x                       1.8x      |          $(1,881)
                                                             =======                    =======       |          =======
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